Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

American Homes 4 Rent
Agoura Hills, CA

We hereby consent to the incorporation by reference in the Registration Statement No. 333-210103 on Form S-3ASR, Registration Statement No. 333-219720 on Form S-3ASR and Registration Statement No. 333-190349 on Form S-8 of American Homes 4 Rent of our report dated September 18, 2017, relating to the consolidated financial statements of American Homes 4 Rent, L.P. and Subsidiaries and schedule, which appear in Form 8-K/A filed on December 1, 2017.

/s/ BDO USA, LLP
Los Angeles, CA
December 1, 2017